UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): May 24, 2011
Nexstar Broadcasting Group, Inc. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Delaware (State or other jurisdiction of incorporation)	000-50478 (Commission File Number)	23-3083125 (IRS Employer Identification No.)
5215 N. O’Connor Blvd., Suite 1400 Irving, Texas 75039 (Address of Principal Executive Offices, including Zip Code)
(972) 373-8800 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The following matters were voted upon at the Annual Meeting of Stockholders of Nexstar Broadcasting Group, Inc. (the “Company”) held on May 24, 2011 and received the votes set forth below:

1.	All of the following persons nominated were elected to serve as directors and received the number of votes set opposite their respective names:

	FOR:	WITHHELD:	ABSTAIN:	BROKER NON-VOTES:
Perry A. Sook	141,700,268	2,314,342	—	3,692,677
Erik Brooks	141,706,678	2,307,932	—	3,692,677
Jay M. Grossman	141,379,953	2,634,657	—	3,692,677
Brent Stone	141,706,678	2,307,932	—	3,692,677
Tomer Yosef-Or	141,706,678	2,307,932	—	3,692,677
Royce Yudkoff	141,379,953	2,634,657	—	3,692,677
Geoff Armstrong	142,965,213	1,049,397	—	3,692,677
Michael Donovan	140,068,960	3,945,650	—	3,692,677
I. Martin Pompadur	142,965,213	1,049,397	—	3,692,677
Lisbeth McNabb	142,965,213	1,049,397	—	3,692,677

2.
A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2011 received 146,901,804 votes FOR and 60,080 votes AGAINST, with 745,403 abstentions.

3.
A proposal to approve, by non-binding vote, the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement received 142,625,923 votes FOR and 686,561 votes AGAINST, with 702,126 abstentions and 3,692,677 broker non-votes.

4.
A proposal to recommend, by non-binding vote, the frequency of executive compensation voting by stockholders received 4,208,484 votes for ONE year, 133,747,489 votes for TWO years and 739,154 votes for THREE years, with 4,926,894 abstentions and 4,085,266 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.

Date: May 26, 2011	By:	/s/ Thomas E. Carter
	Name:	Thomas E. Carter
	Title:	Chief Financial Officer (Principal Financial Officer)